Exhibit 15.1

September 10, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 7, 2012 on our review of interim financial information of Domus Holdings Corp. and its subsidiaries for the three and six month periods ended June 30, 2012 and 2011 is included in its Registration Statement on Amendment No. 3 to Form S-1 dated September 10, 2012.

Very truly yours,

/s/ PricewaterhouseCoopers LLP